UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Notes

On February 22, 2024, CLS Holdings USA, Inc., a Nevada corporation (the “Company”), entered into four secured promissory notes (the “Notes”) in aggregate original principal amount of $1,350,000.00. The Notes bear interest at 12% annually and are secured by all otherwise unencumbered assets of the Company or its subsidiaries permitted to be pledged by law. The Notes mature on February 28, 2026.

The Company issued the Notes pursuant to a private placement under Rule 506(b) of the Securities Act of 1933, as amended (the “Act”). The purchasers of the Notes are all accredited investors, as defined in Rule 501(a) of the Act.

The Company used $1,250,000.00 of the proceeds of the Notes to complete the Redemption described below. The Company will use remaining proceeds of the Notes for general working capital purposes. The Notes represent a material reduction in principal and interest payable and in the interest rate compared to the Debentures that were redeemed by the proceeds of the Notes. The Debentures are described in more detail below.

Redemption

On February 22, 2024, the Company entered into a Redemption Agreement with Tribeca Investment Partners PTY LTD - Tribeca Global Natural Resources Fund and several related entities to redeem unsecured debentures, bearing interest at 15% per annum, in aggregate original principal amount of $1,500,000.00 (the “Debentures”), related warrants to purchase 454,548 shares of the Company’s common stock, and 13,174,402 shares of the Company’s common stock (the “Shares”) for a total redemption price of $1,250,000.00 (the “Redemption”). As a result of the Redemption the Company retired $1,200,000.00 in outstanding principal payable under the Debentures and $326,250.00 of accrued but unpaid interest. The redemption of the Shares at $0.045 per share reduced the outstanding issued shares of the Company from 137,675,276 to 124,400,496.

The Company financed the Redemption with the proceeds of the Notes described above.

Item 9.01         Financial Statements and Exhibits.

Exhibits

10.1	Secured Promissory Note dated February 22, 2024, made by the Company in favor of FK Legacy Trust
10.2	Secured Promissory Note dated February 22, 2024, made by the Company in favor of Patrick Haldan
10.3	Secured Promissory Note dated February 22, 2024, made by the Company in favor of LEM Investments LLC
10.4	Secured Promissory Note dated February 22, 2024, made by the Company in favor of Ian Whitmore
10.5	Redemption Agreement dated February 22, 2024, by and among the Company, Tribeca Investment Partners PTY LTD – Tribeca Global Natural Resources Fund and the other parties named therein
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: February 23, 2024	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer